Exhibit 10.19

IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Repayment Agreement

Party A (Lender) Shenzhen Beisizhenghe Investment Consulting Enterprise (Limited Partnership)

ID number/tax number: [*]

Address: Room 201, Building A, No.1 Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen (settled in Shenzhen Qianhai Business Secretary Co., Ltd.)

Party B (borrower) Shenzhen Bestman Precision Instrument Co., Ltd

ID number/tax number: [*]

Address: Floor 8, Yifang Building, No.315 Shuangming Avenue, Dongzhou Community, Guangming Street, Guangming District, Shenzhen

Now, due to Party A's investment in Party B's company, both parties negotiate to invest the total amount of the loan agreement signed by Party A from May 1, 2021 to December 31, 2021: five million seven hundred and twelve thousand seven hundred and forty Yuan (¥ 5,712,740) into Party B as the investment money, and at the same time, the loan owed by Party B to Party A is cleared.

The contract shall come into force from the date of signature and seal by both parties. This contract is made in duplicate, with each party holding one copy. It has the same legal effect.

Party A (signature): (affixed with corporate seal)

Party B (signature): (affixed with corporate seal)

Signing date:      MM     DD     YY